                                                                    EXHIBIT 99.1

PROXY                                                                      PROXY

                                  NISOURCE INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF SHAREHOLDERS, JUNE 1, 2000


The undersigned hereby appoints Gary L. Neale and Stephen P. Adik, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned to represent and vote the shares of the undersigned at the Annual Meeting of Shareholders of the Company, to be held at Capital Theatre, 3rd Floor, 77 South High Street, Columbus, Ohio, on Thursday, June 1, 2000, at 10:00 a.m., local time, and at any adjournment or adjournments thereof. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT WITH COLUMBIA ENERGY GROUP, "FOR" THE NOMINEES LISTED IN PROPOSAL 2 AND "FOR" APPROVAL OF THE AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN.


The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement relating to the Annual Meeting and hereby revokes any proxy or proxies previously given. The undersigned shareholder may revoke this proxy at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

PLEASE VOTE YOUR SHARES BY TELEPHONE, THROUGH THE INTERNET, OR BY MARKING, SIGNING, DATING AND MAILING THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

            (IMPORTANT - Continued and to be signed on reverse side.)

                                 NISOURCE INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. 0


                                                   For   Against   Abstain     INSTRUCTION: To withhold authority to vote for any
                                                                               individual nominee, write that nominee's name on the
Proposal 1.  To elect three directors to serve      0        0         0       space provided below:
on the Board of Directors, each for a
three-year term and until their respective
successors are elected and qualified.
Nominees:  Arthur J. Decio, Gary L. Neale and
Robert J. Welsh.

                                                                     For All
                                                    For   Withheld   Except

Proposal 2.  To approve the merger agreement         0        0         0
which provides for the formation of a new
holding company in our acquisition of Columbia
Energy Group.

                                                   For    Against   Abstain

Proposal 3.  To approve the Amended and             0        0         0
Restated Long-Term Incentive Plan.

In their discretion, the proxies are authorized                                IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON,
to vote upon such other business as may                                        PLEASE INDICATE THE NUMBER OF SHAREHOLDER(S)
properly come before the meeting or any                                        ATTENDING IN THE FOLLOWING BOX:                  [ ]
adjournment thereof.

                                                                                              Dated:                         , 2000
                                                                                                    -------------------------
PLEASE RETURN THIS PROXY CARD PROMPTLY.                                        Signature(s)
                                                                                           ----------------------------------------

                                                                               ----------------------------------------------------
                                                                               PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON.
                                                                               JOINT OWNERS SHOULD EACH SIGN. WHERE APPLICABLE,
                                                                               INDICATE YOUR OFFICIAL POSITION OR REPRESENTATIVE
                                                                               CAPACITY.

------------------------------------------------------------------------------------------------------------------------------------
                                                      Detach Proxy Card Here


[CONTROL NO.]                                                             [LOGO]

           NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET

NiSource Inc. encourages you to take advantage of the new, convenient ways to vote your shares. This year you can vote by one of three methods described below. Your telephone or Internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote, read the accompanying proxy statement, select your voting method and follow the easy steps described below:

TO VOTE BY PHONE         -    Call toll free  1-888-215-8522  in the United
                                   States or Canada prior to 12:00 midnight, Tuesday, May 30, 2000, on a touch tone telephone. There is NO CHARGE for the call.

                         - Enter the six digit CONTROL NUMBER above left on these instructions.

                         - Option #1: To vote as the Board of Directors recommends on ALL proposals: Press 1. When asked, please confirm your vote by pressing 1.

                         - Option #2: If you choose to vote on each proposal separately, press 0 and follow the simple recorded instructions.

TO VOTE BY INTERNET      -    Go to the following website prior to 12:00
                                   midnight,  Tuesday, May 30, 2000:
                                   www.harrisbank.com/wproxy


                         - Enter the information requested on your computer screen, including your six digit CONTROL NUMBER located above left on these instructions.

                         -         Follow the simple instructions on the
                                   computer screen.

        THE ABOVE METHODS ARE AVAILABLE 24 HOURS PER DAY, 7 DAYS A WEEK
                         THROUGH TUESDAY, MAY 30, 2000.

TO VOTE BY PROXY CARD    -    Complete and sign the proxy printed above.

                         - Tear at the perforation, and mail the proxy card in the enclosed envelope.


      MAILED PROXIES MUST BE RECEIVED NO LATER THAN WEDNESDAY, MAY 31, 2000.


PLEASE DO NOT VOTE BY MORE THAN ONE METHOD; THE LAST VOTE RECEIVED, REGARDLESS OF MEANS OF VOTING WILL BE THE OFFICIAL VOTE.